UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2024

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.125 per share	TER	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

As previously disclosed in Teradyne, Inc.’s (the “Company’s”) filings with the Securities and Exchange Commission, the Company is party to a credit agreement dated May 1, 2020 (as amended prior to the date hereof, the “Credit Agreement”) with Truist Bank, as administrative agent and collateral agent, and the lenders party thereto. The Credit Agreement provides for a senior secured revolving credit facility of $750.0 million (the “Credit Facility”). Loans under the Credit Agreement bear interest, at the Company’s option, equal to either a base rate plus a margin ranging from 0.00% to 0.75% per annum or SOFR plus a margin ranging from 1.10% to 1.85% per annum, based on the consolidated leverage ratio of the Company.

On May 16, 2024, the Company borrowed $185.0 million under the Credit Agreement. The Company expects to use the proceeds of the borrowing to fund the previously disclosed acquisition by Teradyne International Holdings, B.V., a wholly owned subsidiary of the Company, of 10% of the issued and outstanding shares of Technoprobe S.p.A (the “Investment”).

This Current Report on Form 8-K contains forward-looking statements regarding the use of proceeds of the borrowing under the Credit Agreement and the Investment. Such statements are based on the current assumptions and expectations of the Company’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that these forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include the success of the strategic business agreements between the parties, and other events, factors and risks disclosed in the Company’s filings with the SEC, including, but not limited to, the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The forward-looking statements provided by the Company in this Current Report on Form 8-K, represent management’s views as of the date of this report, and the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: May 17, 2024	By:	/s/ Ryan E. Driscoll
	Name:	Ryan E. Driscoll
	Title:	V.P., General Counsel and Secretary